                                                                      EXHIBIT 24


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL E. PULITZER and RONALD H. RIDGWAY, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Pulitzer Publishing Company's Annual Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, and any amendments thereto, with the Securities and Exchange Commission and New York Stock Exchange, Inc., granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Signature                                        Title                                       Date
         ---------                                        -----                                       ----

  /s/ Michael E. Pulitzer                     Director; Chairman, President and                 January 26, 1998
---------------------------------                  Chief Executive Officer
     (Michael E. Pulitzer)                      (Principal Executive Officer)



    /s/ Ronald H. Ridgway                   Director; Senior Vice President-Finance             January 26, 1998
---------------------------------        (Principal Financial and Accounting Officer)
     (Ronald H. Ridgway)


     /s/ Ken J. Elkins                          Director; Senior Vice President -               January 26, 1998
---------------------------------                 Broadcasting Operations
       (Ken J. Elkins)


      /s/ David E. Moore                                    Director                            January 26, 1998
---------------------------------
       (David E. Moore)


  /s/ Nicholas G. Penniman IV                  Director; Senior Vice President -                January 26, 1998
---------------------------------                    Newspaper Operations
     (Nicholas G. Penniman IV)



      /s/ William Bush                                     Director                             January 26, 1998
---------------------------------
       (William Bush)


    /s/ Emily Rauh Pulitzer                                Director                             January 26, 1998
---------------------------------
     (Emily Rauh Pulitzer)


    /s/ Alice B. Hayes                                     Director                             January 26, 1998
---------------------------------
     (Alice B. Hayes)


     /s/ James M. Snowden Jr.                             Director                              January 26, 1998
---------------------------------
     (James M. Snowden, Jr.)

